Exhibit 99.1

TREAN INSURACE GROUP ANNOUNCES SENIOR MANAGEMENT CHANGES

Wayzata, MN, March 9, 2022 – Trean Insurance Group, Inc. (Nasdaq: TIG) (“Trean” or the “Company”), a leading provider of products and services to the specialty insurance market, announced today that its Board of Directors has appointed current CEO Andrew O’Brien as Executive Chairman of the Board and appointed current President and Chief Operating Officer Julie Baron as CEO, both effective July 1, 2022. Ms. Baron will also join the Board of Directors of Trean effective July 1, 2022.

“I have served as Trean’s CEO since its formation in 1996,” said Mr. O’Brien. “During that time, we have grown from an underfunded start-up into the market leader we are today. There are countless people who have contributed to our success, and I am grateful for all of them. Today we have a strong and deep bench equipped with the culture, tools and practices that can be the foundation for decades of future success. As for me, I have reached the age when it is time for someone else to take on the CEO role. We are blessed to have Julie Baron on board who, effective July 1, 2022, will become Trean’s new CEO. I will remain on Trean’s board as its Executive Chairman and will continue to stay closely involved with the team’s efforts in evaluating and strengthening our programs. Julie is an exceptional leader with a deep knowledge of the insurance business, the ‘secret sauce’ that drives our company and the support of an exceptional management team. I am confident she and Trean will continue to succeed, and I look forward to working with them in my new role.”

“I am honored to take the baton from Andy and lead the amazing Trean team into the future,” said Ms. Baron. “I appreciate and am excited for this opportunity and want to thank the Board, our supportive team, and especially Andy for entrusting me to lead the next phase of this great company that he has successfully built. I look forward to continuing our current growth strategy and further enhancing it through the addition of new, profitable specialty program partners to our first-class roster.”

About Julie Baron

Ms. Baron has 30 years of diverse experience and has been with Trean since 2007, currently serving as President and Chief Operating Officer. Previous to her current role, Julie held the role of Chief Financial Officer, as well as Treasurer and Secretary. Prior to becoming CFO of Trean, Ms. Baron served as the Controller for Benchmark Insurance Company, Trean’s largest wholly-owned subsidiary. She also previously served as a controller for a mortgage broker and title company in the Twin Cities as well as an auditor at a Minneapolis-based CPA firm. Ms. Baron holds a B.S. in Accounting from Arizona State University and is a Certified Public Accountant (inactive).

About Trean Insurance Group, Inc.

Trean Insurance Group, Inc. (NASDAQ: TIG) provides products and services to the specialty insurance market. Trean underwrites specialty casualty insurance products both through its program partners and its own managing general agencies. Trean also provides its program partners with a variety of services including issuing carrier services, claims administration and reinsurance brokerage. Trean is licensed to write business across 49 states and the District of Columbia. For more information, please visit www.trean.com.

Forward-Looking Statements

This press release contains forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995. Forward-looking statements include statements that are not historical or current facts. These statements may discuss the Company’s net income, cash flow, financial condition, impairments, expenditures, growth, strategies, plans, achievements, capital structure, organizational structure, market opportunities and general market and industry conditions. Such forward-looking statements can be identified by words such as “anticipate,” “estimate,” “expect,” “intend,” “plan,” “predict,” “project,” “believe,” “seek,” “outlook,” “future,” “will,” “would,” “should,” “could,” “may,” “can have,” “likely” and similar terms. Forward-looking statements are based on management’s current expectations and assumptions about future events. These statements are only predictions and are not guarantees of future performance. Forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from those in the forward-looking statements if the underlying assumptions prove to be incorrect or as a result of risks, uncertainties, and other factors, including the impact of the COVID-19 pandemic on the business and operations of the Company, our program partners and other business relations. Other factors that may cause such differences include the risks described in the Company’s filings with the U.S. Securities and Exchange Commission, including the Company’s Annual Report on Form 10-K for the year ended December 31, 2020. These forward-looking statements speak only as of the date on which they are made. Except as required by applicable securities laws, the Company disclaims any obligation to update or revise any forward-looking statement, whether as a result of new information, future developments, changes in assumptions or otherwise. Investors are cautioned not to place undue reliance on the forward-looking statements contained in this press release or in other filings and public statements of the Company.

Contacts

Investor Relations

investor.relations@trean.com

(952) 974-2260

Source: Trean Insurance Group, Inc.

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